[Paul, Weiss, Rifkind, Wharton & Garrison LLP Letterhead]

Exhibit 5.1

May 29, 2007

Board of Directors

AbitibiBowater Inc.

1155 Metcalfe Street, Suite 800

Montreal, Quebec H3B 5H2

Re:	Registration Statement on Form S-4
of AbitibiBowater Inc. (file no. 333-141428)

Ladies and Gentlemen:

In connection with the above-captioned Registration Statement on Form S-4 (as amended, the “Registration Statement”), filed by AbitibiBowater, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”), and the rules and regulations promulgated under the Securities Act, you have requested that we furnish our opinion as to the legality of the shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”) being registered pursuant to the Registration Statement (the “Shares”). The Shares are being issued pursuant to the Combination Agreement and Agreement and Plan of Merger, dated as of January 29, 2007, as amended (the “Combination Agreement), among the Company, Abitibi-Consolidated Inc. (“Abitibi”), Bowater Incorporated (“Bowater”), Alpha-Bravo Merger Sub Inc. (“Merger Sub”) and Bowater Canada Inc., providing for the merger of Merger Sub with and into Bowater (the “Merger”) and the exchange of common shares of Abitibi for shares of Common Stock pursuant to a plan of arrangement (the “Arrangement”) to be submitted for approval by the Superior Court, District of Montreal, Province of Quebec.

In connection with the furnishing of this opinion, we have reviewed the Registration Statement (including exhibits thereto), the Combination Agreement (including exhibits thereto), and records of certain corporate proceedings of the Company. We have examined and relied upon representations as to factual matters contained in the Combination Agreement. We have also made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents. We have also assumed that the Combination Agreement is a legal, valid and binding obligation of each party to it other than the Company, enforceable against each such party in accordance with its terms.

In furnishing this opinion, we have further assumed that, before the issuance of the Shares (1) the Registration Statement will have become effective under the Securities Act, (2) the shares of Bowater common stock to be converted into the right to receive Common Stock in the Merger, and the Abitibi common shares to be exchanged for Common Stock in the Arrangement, were legally issued, fully paid and non-assessable under applicable law and (3) the other conditions to consummating the transactions contemplated by the Combination Agreement will have been satisfied.

Based upon the foregoing, we are of the opinion that, when issued in accordance with the Combination Agreement, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to laws, and the rules, regulations and orders thereunder, which are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP